Exhibit 10.6

EVEREST CONSOLIDATOR ACQUISITION CORPORATION

4041 MacArthur Blvd

Newport Beach, California 92660

September 24, 2021

Everest Consolidator Sponsor, LLC

4041 MacArthur Blvd

Newport Beach, California 92660

RE:	Repurchase Agreement & Amendment No. 1 to Securities Subscription Agreement (this “Agreement”)

Ladies and Gentlemen:

Reference is made to that certain Securities Subscription Agreement, dated as of March 15, 2021 (the “Subscription Agreement”), by and between Everest Consolidator Sponsor, LLC–Class B Shares Series, a series of a Delaware series limited liability company (the “Subscriber” or “you”), and Everest Consolidator Acquisition Corporation, a Delaware corporation (the “Company”, “we” or “us”). Capitalized terms used by not defined herein shall have the meanings ascribed to such terms in the Subscription Agreement

On March 15, 2021, pursuant to the Subscription Agreement, Subscriber purchased from the Company 5,750,000 shares (the “Original Shares”) of the Company’s Class B common stock, $0.0001 par value per share (the “Class B Common Stock”), up to 750,000 of which are subject to forfeiture by Subscriber if the underwriters of the initial public offering (“IPO”) of units (“Units”) of the Company, do not fully exercise their over-allotment option (the “Over-allotment Option”), for an aggregate total purchase price of $25,000.

Subscriber desires to sell, assign and transfer to the Company, and the Company desires, subject to the provisions of this Agreement, to acquire from Subscriber, Subscriber’s entire right, title and interest in, to and under 1,437,500 Original Shares (the “Subject Shares”), for an aggregate total repurchase price of $6,250 (the “Repurchase”), such that following the Repurchase, Subscriber continues to hold 4,312,500 shares of Class B Common Stock (the “Shares”), up to 562,500 of which Shares shall be subject to forfeiture by Subscriber if the underwriters of the IPO of Units of the Company, do not fully exercise their Over-allotment Option (collectively, the “Repurchase Transaction”).

Subscriber and the Company further desire to amend the Subscription Agreement to give effect to the Repurchase Transaction.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, do agree as follows:

1.    Repurchase.

(a)    Repurchase. On the terms and subject to the conditions of this Agreement, Subscriber hereby agrees to sell, assign, transfer, convey and deliver to the Company, as of the Closing Date (as hereinafter defined), all of Subscriber’s right, title and interest in and to the Subject Shares, free and clear of all liens, pledges, security interests, encumbrances, options, warrants and/or other claims and charges of any kind whatsoever.

(b)    Repurchase Price. In consideration of the conveyance provided for in Section 1(a) above, and subject to the provisions of this Agreement, the Company shall pay Subscriber $6,250 (the “Repurchase Price”), which shall represent Subscriber’s sole consideration for the Subject Shares. The Repurchase Price shall be paid to Subscriber at Closing in cash, by check or by wire transfer of immediately available funds to a bank account designated in writing by Subscriber.

(c)    Closing.

(i)    The purchase and sale of the Subject Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures on the date hereof, or at such other time and place as the Company and Subscriber mutually agree upon, orally or in writing (the “Closing Date”).

(ii)    At the Closing:

(1)    Subscriber shall deliver to the Company a fully executed and valid stock power, in the form attached hereto as Exhibit A, transferring title of the Subject Shares to the Company and authorizing the Company to record the Repurchase on its books and records.

(2)    The Company shall (I) deliver to Subscriber the Repurchase Price and (II) reflect the Repurchase of the Subject Shares on the Company’s books and records.

(3)    Subscriber shall execute and deliver such other documents and instruments, and take such other actions as the Company may reasonably request in connection with the Closing, and from time to time after the Closing Date, in order to more fully vest in the Company and perfect its title to the Subject Shares, or as otherwise necessary or advisable to fully effectuate this Agreement.

(d)    Representations and Warranties by Subscriber. In order to induce the Company to enter into this Agreement, Subscriber hereby represents and warrants that the following are true and correct on the date hereof and shall be true and correct as of the date of Closing, which representations and warranties shall also survive Closing:

(i)    Authority; Binding Nature of Agreements. Subscriber has the right, power and authority to enter into and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(ii)    Validity. Neither the execution and delivery nor the performance of this Agreement will result in any breach of any term or provision of any contract, agreement, lease or other instrument, or any judgment, decree or order of any court to which Subscriber is a party, or by which Subscriber may be bound. No consent or authorization of any person or entity pursuant to any of the aforementioned instruments or otherwise is required as a condition precedent to the consummation by Subscriber of this Agreement or the transactions contemplated hereby.

(iii)    Title to Subject Shares. Subscriber owns and has all right, title and interest (legal and beneficial) in and to all of the Subject Shares and, except for the Subject Shares, Subscriber does not directly or indirectly own any equity interest in (or any right to acquire an equity interest in) the Company. Other than the United States federal and state securities laws and the forfeiture provisions thereof, the Subject Shares are free and clear of any lien, pledge, claim, hypothecation, charge, mortgage, security interest, assessment, encumbrance or restriction of any nature, whether arising by agreement, operation of law or otherwise.

2.    Amendment to Subscription Agreement. The reference to the number “750,000” in Section 3.01 of the Subscription Agreement is hereby deleted and replaced with the number “562,000”.

3.    Miscellaneous.

(a)    Entire Agreement. This Agreement, together with the Subscription Agreement, the Insider Letter and the Registration Rights Agreement, each substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1 associated with the Company’s IPO, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(b)    Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

(c)    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

(d)    Counterparts. This Agreement may be executed in counterparts, each of which is an original, but all of which shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e)    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature Pages Follow]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

EVEREST CONSOLIDATOR ACQUISITION CORPORATION

By:	/s/ Adam Dooley
Name:	Adam Dooley
Title:	Chief Executive Officer, President, Treasurer and Secretary

Accepted and agreed as of the date first written above.

EVEREST CONSOLIDATOR SPONSOR, LLC

By: Belay Associates, LLC, its Managing Member

By:	/s/ Adam Dooley
Name:	Adam Dooley
Title:	Manager

EXHIBIT A

EVEREST CONSOLIDATOR ACQUISITION CORPORATION

STOCK POWER

(Assignment Separate From Certificate)

FOR VALUE RECEIVED, effective as of the date set forth below, Everest Consolidator Sponsor, LLC hereby assigns 1,437,500 shares of Class B Common Stock, $0.0001 par value per share, of Everest Consolidator Acquisition Corporation, a Delaware corporation (the “Company”), herewith unto the Company and does hereby irrevocably constitute and appoint Latham & Watkins LLP as his attorney-in-fact to transfer said shares on the books of the Company with full power of substitution in the premises.

Dated:                     , 2021

EVEREST CONSOLIDATOR SPONSOR, LLC

By: Belay Associates, LLC, its Managing Member

By:
Name:	Adam Dooley
Title:	Manager